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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

      The following table sets forth the subsidiary(ies) of Capital Bancorp, Inc. at December 31, 2004.

                                        JURISDICTION OF              PERCENTAGE OF VOTING
         SUBSIDIARY                      INCORPORATION                 SECURITIES OWNED
Capital Bank & Trust Company               Tennessee                         100%
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